[BANK ONE CORPORATION News Release Letterhead]                     Exhibit 99(a)




FOR IMMEDIATE RELEASE
---------------------

                        BANK ONE REPORTS SECOND QUARTER
                      OPERATING INCOME OF $0.60 PER SHARE

   .   CORPORATE BANKING REDUCES LOANS $4.5 BILLION DURING QUARTER AND $11.5
                   BILLION FROM THE 2000 THIRD QUARTER PEAK

        .   TIER 1 CAPITAL RATIO INCREASES TO 8.2% FROM 7.2% A YEAR AGO

    .   LOAN LOSS RESERVE INCREASES TO 2.54% OF LOANS FROM 1.73% A YEAR AGO

CHICAGO, July 17, 2001 - Bank One Corporation (NYSE: ONE) today announced 2001 second quarter operating income of $708 million, or $0.60 per diluted share, before a $44 million after tax charge for the cumulative effect of an accounting change. Including this change, reported net income was $664 million, or $0.56 per diluted share. This compares to a loss of $1.269 billion, or $1.11 per diluted share, in the year-ago quarter.

For the first half of 2001, operating income totaled $1.387 billion, or $1.18 per diluted share. Including the effect of the accounting change, reported net income for the first half of 2001 was $1.343 billion, or $1.14 per share. This compares to a net loss of $580 million, or $0.51 per diluted share, a year earlier.

2001 second quarter results were affected by the following significant items:

 .    The sale of $232 million of problem commercial credits, resulting in $42 million of after tax ($68 million pre-tax) net charge-offs. While these sales were completed well within established reserve levels, on a net basis the Corporation added $24 million to loan loss reserves, strengthening reserves to 2.54% of period-end loans from 2.45% at the end of the first quarter, and 1.73% a year ago.

 .    Implementation of a new accounting rule (EITF 99-20) changed the way the
     Corporate Investment Group's collateralized debt obligations are valued and recorded. The cumulative effect of this change resulted in a charge of $44 million after tax ($69 million pre-tax), or $0.04 per share.

"We have made significant progress throughout our company in upgrading our systems and improving customer service while reducing our cost structure," said James Dimon, Chairman and Chief Executive Officer. "Operating margin improvement resulting from waste reduction has enabled us to strengthen our balance sheet and absorb increased credit costs, which are almost $1 billion higher annually than a year ago. We continue to aggressively manage our credit risk even at the expense of reduced earnings.

"We are achieving modest asset growth in the areas that we want to expand, while deliberately reducing certain assets, most notably corporate loans," he said. "We are conscious of the difficult business climate and remain sharply focused on continued improvement in our cost structure. Taken together, these actions give us confidence we are building a stronger company for the future."

Highlights of the quarter included:

Systems and Operations

 . Remained on track to convert two of the big five deposit systems this year, including the Texas / Louisiana conversion later this month.

Retail

 . Enhanced the customer assist functionality of the 15,500 personal computers installed over the last year in all banking and call centers.

 . Produced a record $3.1 billion of home equity loan originations through the banking centers, up 56% from a year ago.

Commercial Banking

 . Reflecting the previously announced initiative to more actively manage the risk profile and improve relationship profitability:

   . Corporate Banking loans declined $4.5 billion in the quarter, with a total decline of $11.5 billion, or 23%, from the 2000 third quarter high point.

   . Corporate Banking off-balance sheet exposure declined $6.6 billion in the quarter, with a total decline of $12.2 billion, or 13%, from the 2000 third quarter.

 . Achieved 10% growth in noninterest income, adjusted to exclude the year-ago significant items.

 . Achieved continued strong capital markets results, with revenue of $169 million, up 42% from a year ago, adjusted for last year's significant items.

First USA

 . Improved the pre-tax return on average outstandings to 1.97% from 1.46% in the 2001 first quarter.

 .  Opened over 1 million new accounts.

 . Strengthened the management team by hiring Daniel Frate as president and chief operating officer.

 . Continued to achieve operating efficiencies, including the effect of consolidated sites.

Investment Management

 . Achieved a 5% increase in net income, adjusted to exclude the year-ago significant items, and modest growth in assets under management despite a difficult market environment.

Corporate Investments

 . Hired Richard Cashin to head Private Equity Investments and refocused the business toward direct equity investing with less emphasis on investing through third-party funds.

Financial Performance

 . Increased the loan loss reserve as a percent of period-end loans to 2.54% from 2.45% at March 31, 2001, and 1.73% at June 30, 2000.

 .  Increased the Tier 1 capital ratio to 8.2% from 7.8% at March 31, 2001, and
   7.2% at June 30, 2000.

 . Increased the tangible common equity to tangible managed assets ratio to 5.8% from 5.6% at March 31, 2001, and 5.4% at June 30, 2000.


LINE OF BUSINESS DISCUSSION

Highlights - Net Income (Loss) by Line of Business

------------------------------------------------------------------------------------------------------
                                                                                    % change vs.
                                         2Q01          1Q01          2Q00         2Q00         1Q01
                                         ----          ----          ----         ----         ----
($ millions)
Retail                                   $322          $349       $   (81)         NM%           (8)%
Commercial Banking                        167           159          (213)         NM             5
First USA                                 193           148          (379)         NM            30
Investment Management                      83            82            73          14             1
Corporate Investments                      30           (29)           61         (51)           NM
Corporate / Unallocated                   (87)          (30)         (730)         88            NM
                                         ----          ----       -------
   Total Corporation - operating          708           679        (1,269)         NM             4

Accounting change                         (44)           --            --          NM            NM
                                         ----          ----       -------
   Total Corporation - reported          $664          $679       $(1,269)         NM            (2)%

      NM = not meaningful
------------------------------------------------------------------------------------------------------

Results in the year-ago second quarter included the negative impact of $1.913 billion after tax ($2.940 billion pre-tax), or $1.66 per share, of significant items. Excluding the impact of these items, operating earnings in the year-ago quarter were $644 million, or $0.55 per share. For analytical purposes and to better understand underlying trends, the following line of business discussion excludes the impact of these significant items. For details, see the Financial Supplement.

Retail

Retail reported second quarter net income of $322 million, up $75 million, or 30%, from the year-ago quarter. The year-over-year improvement reflected higher revenue and lower noninterest expense, partially offset by higher provision for credit losses. Compared to the 2001 first quarter, net income declined $27 million, or 8%, primarily reflecting lower net interest income partially offset by lower provision.

Net interest income was $1.236 billion, up $31 million, or 3%, from the year-ago quarter. This increase was driven by wider loan spreads and a 2% increase in average loans, partially offset by deposit margin compression and a shift in deposit product mix toward certificates of deposit. Average home equity loans increased 16% from a year ago. In contrast, average auto loans / leases decreased 11%, reflecting a deliberate reduction in the level of new auto leases. Current quarter net interest income was relatively unchanged from the first quarter when adjusted for seasonal tax-refund lending in that period.

Noninterest income was $359 million, up $29 million, or 9%, from a year ago. This primarily reflected the absence of auto lease residual losses in the current quarter, compared with $64 million of such losses a year ago. Noninterest income was essentially unchanged from the first quarter.

Provision for credit losses was $201 million, up $80 million from the year-ago quarter. Compared to the first quarter, the provision for credit losses decreased $43 million. Managed net charge-offs totaled $201 million, up from $134 million in the year-ago quarter, but down from $206 million in the first quarter. The year-over-year increase in net charge-offs reflected expected charge-offs related to brokered home equity loans and certain portions of the auto lending portfolio. The second quarter net charge-off ratio was 1.07%, up from 0.73% in the year-ago period, but down from 1.08% in the first quarter.

Nonperforming assets increased $497 million from a year ago, largely driven by a $435 million increase in consumer nonperforming loans. Compared with the first quarter, nonperforming assets increased $83 million, or 8%, reflecting an increase in both consumer and small business nonperforming loans. The allowance for credit losses expressed as a percent of loans increased to 1.26% at June 30, 2001, up from 1.21% at March 31, 2001, reflecting lower end-of-period loans.

Noninterest expense was $890 million, down $134 million, or 13%, from the year-ago quarter, reflecting the positive impacts from waste-reduction initiatives and reduced headcount in lending and staff units. Compared with the first quarter, noninterest expense was essentially unchanged. The efficiency ratio in the current quarter was 56%, compared with 67% a year ago.

Commercial Banking

Commercial Banking reported second quarter net income of $167 million, down $47 million, or 22%, from the year-ago quarter. Results continued to reflect ongoing efforts to review all relationships in the portfolio to manage overall exposure as well as relationship profitability.

At June 30, 2001, loans were $73.9 billion, down $9.4 billion, or 11%, from the end of the year-ago quarter and $4.6 billion, or 6%, from the end of the first quarter. Corporate Banking loans were $39.6 billion at June 30, down $11.2 billion, or 22% from a year ago and down $4.5 billion, or 10%, from the end of the first quarter. The Corporate Banking decline from the first quarter included $232 million related to problem loan sales, of which $147 million were classified as nonperforming. Middle Market loans were $34.3 billion at quarter end, up $1.8 billion, or 6%, from last year but down slightly from the end of the first quarter.

Revenue totaled $1.052 billion, up slightly from the year-ago quarter with growth in noninterest income partially offset by a decline in net interest income. Revenue decreased $11 million from the first quarter.

Net interest income was $660 million, down $34 million, or 5%, from the year-ago quarter and $5 million from the first quarter. This reflected lower average loan balances following efforts to reduce credit risk exposure, the cost of carrying a higher level of nonperforming loans, and the impact of lower rates on customer compensating deposit balances. Second quarter average loans were $76.4 billion, down $5.7 billion, or 7%, from the prior year and $4.2 billion, or 5%, from the first quarter.

Noninterest income was $392 million, up $36 million, or 10%, from the year-ago quarter. Non-deposit service charges increased $31 million, or 22%, reflecting better underwriting and asset backed finance activities. Trading revenue increased $27 million. Service charges on deposits increased $21 million, or 16%, reflecting growth in the Treasury Management business. Other income declined $45 million, including a net loss on the sale of assets.

Compared with the first quarter, noninterest income declined $6 million. Non-deposit service charges increased $13 million, or 8%, reflecting improved loan syndication activity from depressed first quarter levels and continued growth in the asset backed finance business. Trading revenue declined $10 million, or 13%, due to a lower level of activity. Service charges on deposits increased $19 million, or 14%, reflecting the seasonality of the Treasury Management business. Other income decreased $29 million, reflecting the net loss on the sale of assets.

The provision for credit losses was $239 million, up $89 million, or 59%, from the year-ago quarter, but down $25 million, or 9%, from the first quarter. Total net charge-offs were $239 million in the second quarter, including $68 million related to problem loan sales. This represented 1.25% of average loans, up significantly from 0.54% in the year-ago quarter, but up only slightly from 1.23% in the first quarter. Corporate Banking net charge-offs were $155 million, or 1.48% of average loans, up from 0.81% a year ago, but down from 1.61% in the first quarter. Middle Market net charge-offs were $84 million, or 0.98% of average loans, up from 0.11% in the year-ago quarter and 0.73% in the first quarter.

The allowance for credit losses at June 30, 2001, was $3.032 billion, essentially unchanged from the first quarter. This represented 4.10% of period-end loans and 173% of nonperforming loans, compared with 3.86% and 197%, respectively, at March 31, 2001. At June 30, 2001, nonperforming loans were $1.752 billion, up $208 million from the first quarter. Corporate Banking nonperforming loans at quarter end were $1.050 billion, up $98 million, or 10%, from the end of the first quarter. Adjusting for the impact of second quarter nonperforming loan sales, Corporate Banking nonperforming loans increased $245 million, compared to increases on a comparable basis of about $270 million in the prior two quarters. Middle Market nonperforming loans were $702 million at June 30, 2001, up $110 million from the end of the first quarter.

Noninterest expense totaled $544 million, down $19 million, or 3%, from the year-ago quarter, and was flat with the first quarter. The decline from the year-ago quarter reflected the impact of waste-reduction efforts and lower headcount. The efficiency ratio in the current quarter was 52%, down from 54% a year ago, but up slightly from 51% in the first quarter.

First USA

First USA reported second quarter net income of $193 million, up $80 million, or 71%, from the year-ago quarter, reflecting higher noninterest income and reduced expenses partially offset by increased credit costs. Net income increased $45 million, or 30%, from the first quarter, driven primarily by higher net interest income. Second quarter results represented a 1.97% pre-tax return on outstandings, up from 1.46% in the prior quarter.

Net interest income was $1.458 billion, up $7 million from the year-ago quarter and $67 million, or 5%, from the first quarter. Current period net interest income benefited from lower interest rates, partially offset by lower average outstandings.

Average managed outstandings for the second quarter were $63.2 billion, down $2.9 billion, or 4%, from the year-ago period and $2.2 billion, or 3%, from the first quarter. End of period managed loans declined to $63.0 billion. First USA opened 1 million new accounts during the quarter, up 21% and 29% from the year-ago and first quarters, respectively. At June 30, 2001, 50.4 million cards were issued. First USA continues to be a leader in online card marketing and customer service with over 2.6 million registered users of its website, FirstUSA.com, up 63% from a year ago.

Noninterest income was $336 million, up $29 million, or 9%, from the year-ago period, reflecting higher fee income. Noninterest income increased $27 million, or 9%, from the first quarter due to seasonally higher net interchange revenue partially offset by a reduction in securitization activity.

The managed provision for credit losses was $962 million, up $62 million, or 7%, from the year-ago quarter. The managed charge-off rate increased to 6.09% from 5.44% over the same time period, reflecting the impact of both lower average outstandings and higher net charge-offs. The provision increased $12 million from the first quarter, reflecting increased bankruptcy losses. The managed 30-day and 90-day delinquency rates were 4.10% and 1.78%, respectively, up from 3.83% and 1.69% in the year-ago quarter but down from 4.33% and 2.02% in the first quarter.

Noninterest expense totaled $522 million, down $157 million, or 23%, from the year-ago quarter, reflecting lower headcount, reduced operating losses and a decrease in internally allocated costs related to a mid-year 2000 change in methodology. The decline from a year ago also reflected the sale of the international operations in the 2000 second quarter. Noninterest expense increased slightly from the first quarter. The efficiency ratio for the current period was 29%, down from 39% in the prior year and 30% in the first quarter.

Investment Management

Investment Management reported second quarter net income of $83 million, up $4 million, or 5%, from the year-ago quarter, reflecting a $26 million, or 7%, increase in revenue partially offset by higher provision expense. Net income increased slightly from the first quarter, reflecting modest revenue growth and lower expenses, offset by higher provision expense.

Period-end assets under management increased slightly to $132.3 billion from both the year-ago and first quarters. One Group(R) mutual fund assets under management increased to $74.4 billion in the second quarter, up 10% year-over-year and 5% from the first quarter. Overall, One Group net fund flows remained positive. In the second quarter, the mix of assets under management shifted to equities from money market and fixed income assets as equity markets improved. Equity assets increased 5% from the first quarter, while fixed income assets declined 4% and money market assets remained relatively flat.

Net interest income totaled $107 million, up $6 million, or 6%, from the year-ago period. Higher spread income associated with a 6% increase in average loans was partially offset by a 6% decrease in average deposits. Compared to the first quarter, net interest income was up $3 million, or 3%, primarily as a result of wider deposit spreads.

Noninterest income was $308 million, up $20 million, or 7%, from the year-ago quarter. Beginning in the 2000 fourth quarter, fees associated with the in-house administration of the One Group mutual funds were recorded as revenue, with a corresponding increase in expense. Prior to that, a third-party administrator incurred such fees and expenses, which totaled $24 million in the second quarter. Excluding the impact of this change, noninterest income was essentially flat from the year-ago and first quarters.

Retail brokerage sales of mutual funds and annuities were $1.1 billion in the second quarter, an increase of $29 million, or 3%, from the year-ago quarter and essentially unchanged from the first quarter.

Noninterest expense of $268 million was up $5 million, or 2%, from the year-ago quarter. Excluding the expenses associated with the administration of the One Group, noninterest expense declined 7%, driven by lower headcount and waste-reduction initiatives. Noninterest expense decreased $9 million, or 3%, from the first quarter due to lower operating losses.

Corporate Investments

Corporate Investments reported net income of $30 million, excluding the impact of the accounting change related to the way collateralized debt obligations
(CDOs) are valued and recorded. This compared with $61 million net income in the year-ago quarter and a net loss of $29 million in the first quarter. The decline in net income from the year-ago quarter reflected weaker capital markets, which resulted in lower market valuations. Tax-oriented and leasing activities continued to produce expected results, and, while profitable, market-driven activities continued to be impacted by unfavorable market conditions.

Corporate / Unallocated

Corporate / Unallocated includes Treasury, unallocated corporate expenses and any gains or losses from corporate transactions. Corporate / Unallocated reported a second quarter net loss of $87 million, compared with net losses of $70 million in the year-ago quarter and $30 million in the first quarter. The first quarter had $73 million of pre-tax gains on corporate transactions.

CREDIT QUALITY (See Line of Business discussions for additional information)

Nonperforming assets, which include nonperforming commercial loans, other real estate owned and consumer loans 90 days past due, were $2.951 billion at the end of the second quarter, up $286 million, or 11%, from March 31, 2001. Commercial nonperforming loans increased $217 million after reflecting the sale of $147 million of nonperforming loans. Consumer nonperforming loans increased $78 million from the end of the first quarter. Nonperforming assets were 1.77% of related assets at June 30, 2001, up from 1.55% at March 31, 2001.

Total managed net charge-offs in the second quarter were $1.415 billion, or 2.50% of total average managed loans, up from $1.405 billion, or 2.40%, in the first quarter. Total managed net charge-offs in the year-ago quarter were $1.152 billion, or 1.99% of total average managed loans.

The credit card managed net charge-off ratio was 6.09% in the second quarter, up from 5.81% in the first quarter and 5.44% in the year-ago quarter.

Net charge-offs of commercial loans across all lines of business in the 2001 second quarter were 1.07%, up from 1.03% in the first quarter and 0.47% in the year-ago quarter.

The managed provision for credit losses in the second quarter was $1.415 billion, down from $1.461 billion in the first quarter. The reported provision for credit losses in the second quarter was $540 million, compared with $585 million in the first quarter, and equaled net charge-offs.

At June 30, 2001, the allowance for credit losses was $4.229 billion, up $24 million from the end of the first quarter. This represented 2.54% of period-end loans, up from 2.45% at March 31, 2001, and represented 148% of nonperforming loans, down from 164% at the end of the first quarter.

CAPITAL MANAGEMENT

The tangible common equity to tangible managed assets ratio was 5.8% at June 30, 2001, up from 5.6% at March 31, 2001. Tier 1 and Total capital ratios were 8.2% and 11.6% at quarter-end, respectively, compared with 7.8% and 11.2% at March 31, 2001. Capital ratios remained very strong and exceeded the well-capitalized regulatory guidelines.

BANK ONE CORPORATION is the nation's fifth largest bank holding company, with assets of more than $270 billion. Bank One offers a full range of financial services to large corporate and middle market commercial customers and retail consumers. It is the largest VISA credit card issuer, the third largest bank lender to small businesses and one of the top 25 managers of mutual funds. A leader in the retail market, Bank One operates more than 1,800 banking centers and a nationwide network of ATMs. Information about Bank One's financial results can be accessed on the Internet at www.bankone.com or through fax-on-demand at
                                   ---------------
877-ONE-FACT.

Forward-looking Statement

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This discussion of financial results contains forward-looking statements about the Corporation, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors--many of which are beyond the Corporation's control--could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Corporation's reports filed with the Securities and Exchange Commission, including the Corporation's Form 10-K for the year ended December 31, 2000, describe some of these factors, including certain credit, market, operational, liquidity and interest rate risks associated with the Corporation's business and operations. Other factors described in the Corporation's December 31, 2000 Form 10-K include changes in business and economic conditions, competition, fiscal and monetary policies and legislation including the Gramm-Leach-Bliley Act of 1999.

Forward-looking statements speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events, such as further market deterioration that adversely affects credit quality, auto lease residuals and credit card asset values.

Line of Business Basis of Discussion

Second quarter 2000 line of business results are on a reported basis. Previously, these results were reported excluding significant items.

First USA's presentation is on a managed basis with information modified from reported results to include credit card loans that were securitized and removed from the balance sheet. The net revenue related to these securitized loans are reclassified from noninterest income to net interest income and provision for credit losses as if the securitization had not occurred.

Conference Call and Webcast Information

An analyst meeting and conference call discussing the quarter's results will be held at 4:00 p.m. (EDT) today. To participate, phone 800-967-7135 (domestic) or 719-457-2626 (international); the access code is 565731. The conference call will also be Webcast on the Internet at www.bankone.com. A playback of this
                                        ---------------
conference call will be available after 6:00 p.m. today through Friday, July 27, by calling 888-203-1112 (domestic) or 719-457-0820 (international); the access code is 565731.


                                      ###

Media Contacts:
Thomas A. Kelly      (312) 732-7007       Stan A. Lata          (312) 732-6209

Investor Contacts:
Jay S. Gould         (312) 732-5771       Sandra M. Catanzaro   (312) 732-8013

                                                                          [LOGO]

                             BANK ONE CORPORATION
                             FINANCIAL SUPPLEMENT
                             SECOND QUARTER 2001

                                                                                            Page
                                                                                            ----
Line of Business Results *
------------------------
Retail....................................................................................  11-12
Commercial Banking........................................................................  13-15
First USA.................................................................................  16-17
Investment Management.....................................................................  18-20
Corporate Investments.....................................................................     21
Corporate / Unallocated...................................................................     22
Totals....................................................................................     23

Consolidated Results
--------------------
Summary of Consolidated Selected Financial Information....................................     24
Consolidated Statements of Income.........................................................  25-26
Consolidated Balance Sheets...............................................................     27
Credit Quality............................................................................     28
Capital and Intangible Assets.............................................................     29
Managed Income Statement Statistics.......................................................     29

Second Quarter 2000 Significant Results
---------------------------------------
Consolidated Results......................................................................     30
Line of Business Results..................................................................     31

Additional Schedules  **
--------------------
Average Balance Sheet, Yields & Rates - Managed Basis
Average Balance Sheet, Yields & Rates - Reported Basis

 * See 2000 Form 10-K for definitions and methodologies. The line of business information is provided for analytical purposes and is based on management information systems, assumptions and methodologies that are under continual review.

 ** Available through the Investor Relations section of our bankone.com web
                                                            -----------
    site.

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                 2001                       2000                      2nd Qtr 2001
                                           ------------------    -------------------------------------------------------------
                                            2nd Qtr  1st Qtr      4th Qtr  3rd Qtr  2nd Qtr   Chg Prior Yr.    Chg. Prior Qtr
                                                                                            ----------------------------------
                                                                                               Amt        %     Amt       %
Retail
-------------------------------------

INCOME STATEMENT DATA
--------------------------------
Net interest income - FTE            $MM    $ 1,236  $ 1,317     $  1,227  $ 1,236  $ 1,196  $     40     3%   $   (81)   -6%

   Non-deposit service charges                   83       93           83       89       84        (1)   -1%       (10)  -11%
   Credit card revenue                           41       36           38       36       37         4    11%         5    14%
   Service charges on deposits                  198      186          191      192      205        (7)   -3%        12     6%
   Fiduciary & investment
   management fees                               29       29           26       25       28         1     4%         -     0%
   Other income (loss)                            8       16         (257)     (16)    (449)      457   N/M         (8)  -50%
                                           ------------------    ------------------------------------        ---------
Noninterest income                              359      360           81      326      (95)      454   N/M         (1)    0%
                                           ------------------    ------------------------------------        ---------
Total revenue                                 1,595    1,677        1,308    1,562    1,101       494    45%       (82)   -5%

Provision for credit losses                     201      244          364      207      132        69    52%       (43)  -18%

   Salaries and employee benefits               328      330          332      322      333        (5)   -2%        (2)   -1%
   Other expense                                562      557          645      637      764      (202)  -26%         5     1%
                                           ------------------    ------------------------------------        ---------
Noninterest expense                             890      887          977      959    1,097      (207)  -19%         3     0%
                                           ------------------    ------------------------------------        ---------
Pretax income (loss) - FTE                      504      546          (33)     396     (128)      632   N/M        (42)   -8%
Tax expense (benefit) & FTE adj                 182      197          (16)     145      (47)      229   N/M        (15)   -8%
                                           ------------------    ------------------------------------        ---------
Net income                                  $   322  $   349     $    (17) $   251  $   (81) $    403   N/M    $   (27)   -8%
                                           ==================    ====================================        =========

FINANCIAL PERFORMANCE
--------------------------------
Return (loss) on equity                          21%      23%          -1%      17%      -6%       27%              -2%
Efficiency ratio                                 56%      53%          75%      61%     N/M       N/M                3%
Headcount - full-time (1)                    35,570   35,365       35,759   35,979   36,700    (1,130)   -3%       205     1%

ENDING BALANCES
--------------------------------
    Commercial loans                 $B     $  12.4  $  12.0     $   12.1  $  11.6  $  11.8  $    0.6     5%   $   0.4     3%
    Home equity loans                          30.3     30.8         31.4     29.7     27.3       3.0    11%      (0.5)   -2%
    Auto loans / leases                        21.4     22.2         23.1     23.9     24.1      (2.7)  -11%      (0.8)   -4%
    Other personal loans (2)                   10.9     11.1         10.7     11.6     10.8       0.1     1%      (0.2)   -2%
                                           ------------------    ------------------------------------         --------
Total loans                                 $  75.0  $  76.1     $   77.3  $  76.8  $  74.0  $    1.0     1%   $  (1.1)   -1%

Assets                                         78.9     79.7         80.0     79.1     76.3       2.6     3%      (0.8)   -1%

    Demand deposits                            24.4     24.5         24.9     24.2     24.8      (0.4)   -2%      (0.1)    0%
    Savings                                    33.8     33.3         32.0     32.5     33.0       0.8     2%       0.5     2%
    Time                                       29.7     31.2         32.2     31.0     30.4      (0.7)   -2%      (1.5)   -5%
                                           ------------------    ------------------------------------         --------
Total deposits                                 87.9     89.0         89.1     87.7     88.2      (0.3)    0%      (1.1)   -1%

Common equity                                   6.3      6.1          5.9      5.9      6.0       0.3     5%       0.2     3%

AVERAGE BALANCES
--------------------------------
    Commercial loans                 $B     $  12.2  $  11.9     $   11.6  $  11.8  $  11.8  $    0.4     3%   $   0.3     3%
    Home equity loans                          30.5     31.1         30.8     28.3     26.3       4.2    16%      (0.6)   -2%
    Auto loans / leases                        21.7     22.4         24.2     24.0     24.4      (2.7)  -11%      (0.7)   -3%
    Other personal loans (2)                   10.9     11.3         10.1     10.6     11.1      (0.2)   -2%      (0.4)   -4%
                                           ------------------    ------------------------------------        --------
Total loans                                    75.3     76.7         76.7     74.7     73.6       1.7     2%      (1.4)   -2%

Assets                                         79.4     81.0         81.0     78.8     77.9       1.5     2%      (1.6)   -2%

    Demand deposits                            24.1     24.1         24.1     24.3     25.3      (1.2)   -5%         -     0%
    Savings                                    33.5     32.5         32.5     33.1     33.8      (0.3)   -1%       1.0     3%
    Time                                       30.6     31.9         31.4     30.5     30.3       0.3     1%      (1.3)   -4%
                                           ------------------    ------------------------------------        --------
Total deposits                                 88.2     88.5         88.0     87.9     89.4      (1.2)   -1%      (0.3)    0%

Common equity                                   6.2      6.0          5.9      5.9      5.9       0.3     5%       0.2     3%

(1) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.
(2) First quarter is favorably impacted by tax refund anticipation loan activity.

N/A = not available
N/M - not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                 2001                       2000                      2nd Qtr 2001
                                           ------------------    -------------------------------------------------------------
                                            2nd Qtr  1st Qtr      4th Qtr  3rd Qtr  2nd Qtr   Chg Prior Yr.    Chg. Prior Qtr
                                                                                            ----------------------------------
                                                                                               Amt        %     Amt       %
Retail - cont'd
-------------------------------------

CREDIT QUALITY
--------------------------------
Net charge-offs:                     $MM
    Small business commercial              $     17  $    10     $     20  $    11  $     8   $     9   N/M   $      7    70%

    Home equity loans                            93       73           49       59       52        41    79%        20    27%
    Auto loans / leases (1)                      72       89           66       54       44        28    64%       (17)  -19%
    Other personal loans                         19       34           24       27       30       (11)  -37%       (15)  -44%
                                           ------------------    ------------------------------------        ---------
    Total consumer (1)                          184      196          139      140      126        58    46%       (12)   -6%
                                           ------------------    ------------------------------------        ---------
    Total net charge-offs (1)                   201      206          159      151      134   $    67    50%  $     (5)   -2%

Net charge-off ratios:
    Small business commercial                  0.56%    0.33%        0.69%    0.39%    0.26%     0.30%            0.23%

    Home equity loans                          1.22%    0.94%        0.64%    0.84%    0.80%     0.42%            0.28%
    Auto loans / leases (1)                    1.33%    1.59%        1.10%    0.90%    0.73%     0.60%           -0.26%
    Other personal loans                       0.70%    1.21%        0.96%    1.02%    1.09%    -0.39%           -0.51%
    Total consumer (1)                         1.17%    1.21%        0.86%    0.90%    0.82%     0.35%           -0.04%
    Total net charge-offs (1)                  1.07%    1.08%        0.83%    0.81%    0.73%     0.34%           -0.01%

Nonperforming assets:
    Commercial                       $MM   $    246  $   231     $    215  $   187  $   187   $    59    32%  $     15     6%
    Consumer                                    804      728          697      508      369       435   N/M         76    10%
                                           ------------------    ------------------------------------        ---------
    Total nonperforming loans                 1,050      959          912      695      556       494    89%        91     9%
    Other including OREO                         69       77           83       82       66         3     5%        (8)  -10%
                                           ------------------    ------------------------------------        ---------
    Total nonperforming assets             $  1,119  $ 1,036     $    995  $   777  $   622   $   497    80%  $     83     8%

Allowance for loan losses            $MM   $    949  $   924     $    846      N/A      N/A       N/A   N/A   $     25     3%
Allowance to period end loans                  1.26%    1.21%        1.10%     N/A      N/A       N/A             0.05%
Allowance to nonperforming loans                 90%      96%          93%     N/A      N/A       N/A               -6%
Nonperforming assets to related
assets                                         1.49%    1.36%        1.27%    0.99%    0.83%     0.66%            0.13%

DISTRIBUTION
--------------------------------
# Banking centers                             1,808    1,811        1,810    1,818    1,832       (24)   -1%        (3)    0%
# ATMs                                        5,703    5,762        6,055    6,377    6,530      (827)  -13%       (59)   -1%

# On-line customers                  000s     1,035      931          918      825      690       345    50%       104    11%
# Households                                  7,499    7,586        7,679    7,781    7,926      (427)   -5%       (87)   -1%
# Business customers                            530      513          519      533      545       (15)   -3%        17     3%
# Debit cards issued                          4,256    4,178        4,159    4,173    4,215        41     1%        78     2%

INVESTMENTS
--------------------------------
Investment sales volume              $MM   $  1,142  $ 1,138     $    939  $ 1,028  $ 1,112   $    30     3%  $      4     0%

(1) Second and first quarter 2001 amounts include $24 million and $40 million, respectively, of charge offs which are not so classified in the company's GAAP financials because they are part of a portfolio which has been accounted for as loans held at a discount. The inclusion of these amounts in charge offs more accurately reflects the performance of the portfolio. In the Corporation's financial statements, this item results in a higher provision in excess of net charge-offs.

N/A = not available
N/M - not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                  2001                     2000                       2nd Qtr 2001
                                           ------------------    -------------------------------------------------------------
                                             2nd Qtr  1st Qtr     4th Qtr  3rd Qtr  2nd Qtr   Chg Prior Yr.    Chg. Prior Qtr
                                                                                            ----------------------------------
                                                                                              Amt       %      Amt       %
Commercial Banking
-----------------------------------------

INCOME STATEMENT DATA
------------------------------------
Net interest income - FTE            $MM    $   660  $   665      $   674  $   685  $   694  $   (34)    -5%   $   (5)    -1%

 Non-deposit service charges                    171      158          157      164      140       31     22%       13      8%
 Credit card revenue                             22       22           19       19       19        3     16%        -      0%
 Service charges on deposits                    151      132          137      117      130       21     16%       19     14%
 Fiduciary & investment management fees           2        1           (1)      (2)       3       (1)   -33%        1    100%
 Trading                                         67       77           57       77       (4)      71     N/M      (10)   -13%
 Other income (loss)                            (21)       8          (16)       3       24      (45)    N/M      (29)    N/M
                                           ------------------    ------------------------------------        ---------
Noninterest income                              392      398          353      378      312       80     26%       (6)    -2%
                                           ------------------    ------------------------------------        ---------
Total revenue                                 1,052    1,063        1,027    1,063    1,006       46      5%      (11)    -1%

Provision for credit losses                     239      264        1,078      225      778     (539)   -69%      (25)    -9%

 Salaries and employee benefits                 270      278          241      282      278       (8)    -3%       (8)    -3%
 Other expense                                  274      266          316      284      286      (12)    -4%        8      3%
                                           ------------------    ------------------------------------        ---------
Noninterest expense                             544      544          557      566      564      (20)    -4%        -      0%
                                           ------------------    ------------------------------------        ---------
Pretax income (loss) - FTE                      269      255         (608)     272     (336)     605     N/M       14      5%
Tax expense (benefit) & FTE adj                 102       96         (223)     100     (123)     225     N/M        6      6%
                                           ------------------    ------------------------------------        ---------
Net income                                  $   167  $   159     $   (385) $   172 $   (213) $   380     N/M    $   8      5%
                                           ==================    ====================================        =========

Memo: Revenue by activity (5)
 Lending-related revenue                        495      517          538      555      544      (49)    -9%      (22)    -4%
 Treasury management services (1)               292      272          262      251      257       35     14%       20      7%
 Capital markets  (2)                           169      167          123      164       75       94     N/M        2      1%
 Other                                           96      107          104       93      130      (34)   -26%      (11)   -10%

FINANCIAL PERFORMANCE
------------------------------------
Return (loss) on equity                          10%      10%         -23%      10%     -13%      23%               0%
Efficiency ratio                                 52%      51%          54%      53%      56%      -4%               1%

Headcount - full-time
 Corporate Banking (including Capital
  Markets)                                    4,591    4,608        4,696    4,721      N/A      N/A     N/A      (17)     0%
  Middle Market                               3,952    4,041        4,179    4,267      N/A      N/A     N/A      (89)    -2%
  Treasury management services                7,216    7,325        7,451    7,386      N/A      N/A     N/A     (109)    -1%
  Support and other admin (4)                    43       53          279      177      N/A      N/A     N/A      (10)   -19%
                                           ------------------    ------------------------------------        ---------
Total headcount - full-time (3)              15,802   16,027       16,605   16,551   16,394     (592)    -4%     (225)    -1%

ENDING BALANCES
------------------------------------
Loans                                $B    $   73.9 $   78.5     $   81.4 $   84.3 $   83.3 $   (9.4)   -11% $   (4.6)    -6%
Assets                                        101.4    100.5         98.8    117.1    110.8     (9.4)    -8%      0.9      1%

 Demand deposits                               21.8     20.0         21.2     20.5     20.8      1.0      5%      1.8      9%
 Savings                                        2.9      2.6          N/A      N/A      N/A      N/A     N/A      0.3     12%
 Time (+ Savings in 2000)                       8.2      6.0          8.0      8.4      8.9     (0.7)    -8%      2.2     37%
 Foreign offices                                9.9      6.6          8.5      9.6     11.1     (1.2)   -11%      3.3     50%
                                           ------------------    ------------------------------------        ---------
Total deposits                                 42.8     35.2         37.7     38.5     40.8      2.0      5%      7.6     22%

Common equity                                   7.0      6.9          6.8      6.8      6.8      0.2      3%      0.1      1%

(1) Treasury management services includes both fees and fee equivalents from compensating balances.
(2) Capital markets includes trading revenues and underwriting, syndicated lending and advisory fees.
(3) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.
(4) Full Time headcount has been restated in all periods to reflect the movement of Support & Other Admin into the respective business units supported.
(5) Prior quarters restated.
N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                  2001                     2000                       2nd Qtr 2001
                                           ------------------    -------------------------------------------------------------
                                             2nd Qtr  1st Qtr     4th Qtr  3rd Qtr  2nd Qtr   Chg Prior Yr.    Chg. Prior Qtr
                                                                                            ----------------------------------
                                                                                              Amt       %      Amt       %
Commercial Banking - cont'd
------------------------------------------

AVERAGE BALANCES
------------------------------------
Loans                                $B    $   76.4  $  80.6     $   83.1  $  83.4  $  82.1  $  (5.7)    -7%   $ (4.2)    -5%
Assets                                        101.7    102.1        109.3    111.0    110.2     (8.5)    -8%     (0.4)     0%

  Demand deposits                              20.5     20.3         20.9     20.7     21.9     (1.4)    -6%      0.2      1%
  Savings                                       2.7      2.6          N/A      N/A      N/A      N/A     N/A      0.1      4%
  Time (+ Savings in 2000)                      6.6      5.9          8.0      8.0      8.9     (2.3)   -26%      0.7     12%
  Foreign offices                               9.5      7.1          9.3     10.5     10.1     (0.6)    -6%      2.4     34%
                                           ------------------    ------------------------------------        ---------
Total deposits                                 39.3     35.9         38.2     39.2     40.9     (1.6)    -4%      3.4      9%

Common equity                                   7.0      6.9          6.8      6.7      6.7      0.3      4%      0.1      2%

CREDIT QUALITY
------------------------------------
Net commercial charge-offs           $MM   $    239  $   249     $    259  $   109  $   110  $   129     N/M   $  (10)    -4%

Net commercial charge-off ratio                1.25%    1.23%        1.24%    0.52%    0.54%    0.71%            0.02%

Nonperforming assets:

  Commercial nonperforming loans     $MM   $  1,752  $ 1,544     $  1,523 $  1,243  $ 1,010  $   742     73%   $  208     13%
  Other including OREO                           18       19           13       11       11        7     64%       (1)    -5%
                                           ------------------    ------------------------------------        ---------
  Total nonperforming assets               $  1,770  $ 1,563     $  1,536 $  1,254  $ 1,021  $   749     73%   $  207     13%

Allowance for loan losses            $MM   $  3,032  $ 3,034     $  3,020      N/A      N/A      N/A     N/A   $   (2)     0%
Allowance to period end loans                  4.10%    3.86%        3.71%     N/A      N/A      N/A             0.24%
Allowance to nonperforming loans                173%     197%         198%     N/A      N/A      N/A              -24%
Nonperforming assets to related assets         2.40%    1.99%        1.89%    1.49%    1.23%    1.17%            0.41%

CORPORATE BANKING
------------------------------------
Loans  - ending balance              $B    $   39.6  $  44.1     $   48.0  $  51.1  $  50.8  $ (11.2)   -22%   $ (4.5)   -10%
       - average balance                       42.0     46.2         50.1     50.8     50.1     (8.1)   -16%     (4.2)    -9%

Deposits - ending balance            $B    $   23.1  $  17.4     $   19.6  $  19.5  $  21.0  $   2.1     10%   $  5.7     33%
         - average balance                     20.8     18.0         21.1     21.4     22.1     (1.3)    -6%      2.8     16%

Credit Quality:
  Net commercial charge-offs         $MM   $    155  $   186     $   198   $    76  $   101  $    54     53%   $  (31)   -17%
  Net commercial charge-off ratio              1.48%    1.61%        1.58%    0.60%    0.81%    0.67%           -0.13%
  Nonperforming loans                $MM   $  1,050  $   952     $  1,065  $   788  $   730  $   320     44%   $   98     10%
  Nonperforming loans to loans                 2.65%    2.16%        2.22%    1.54%    1.44%    1.21%            0.49%

SYNDICATIONS
------------------------------------
Lead Arranger Deals:
  Volume                             $B    $   12.8  $  14.5     $   15.4  $  16.6  $  17.7  $  (4.9)   -28%   $ (1.7)   -12%
  Number of transactions                         56       49           54       60       61       (5)    -8%        7     14%
  League table standing - rank                    4        4            4        4        4        -      0%        -      0%
  League table standing - mkt share               3%       6%           6%       5%       5%      -2%              -3%

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                  2001                     2000                       2nd Qtr 2001
                                           ------------------    -------------------------------------------------------------
                                             2nd Qtr  1st Qtr     4th Qtr  3rd Qtr  2nd Qtr   Chg Prior Yr.    Chg. Prior Qtr
                                                                                            ----------------------------------
                                                                                              Amt       %      Amt       %
Commercial Banking - cont'd
------------------------------------------

MIDDLE MARKET BANKING
------------------------------------
Loans  - ending balance              $B    $   34.3  $  34.4     $   33.4  $  33.2  $  32.5  $   1.8      6%   $ (0.1)     0%
       - average balance                       34.4     34.4         33.1     32.6     32.0      2.4      8%        -      0%

Deposits - ending balance            $B    $   19.7  $  17.8     $   18.1  $  19.0  $  19.8  $  (0.1)    -1%   $  1.9     11%
         - average balance                     18.6     17.9         17.1     17.8     18.8     (0.2)    -1%      0.7      4%

Credit Quality:
  Net commercial charge-offs         $MM   $     84  $    63     $     61  $    33  $     9  $    75     N/M   $   21     33%
  Net commercial charge-off ratio              0.98%    0.73%        0.74%    0.40%    0.11%    0.87%            0.25%
  Nonperforming loans                $MM   $    702  $   592     $    458  $   455  $   280  $   422     N/M   $  110     19%
  Nonperforming loans to loans                 2.05%    1.72%        1.37%    1.37%    0.86%    1.19%            0.33%

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                 2001                       2000                       2nd Qtr 2001
                                          ------------------  ---------------------------------------------------------------
                                            2nd Qtr  1st Qtr     4th Qtr   3rd Qtr  2nd Qtr   Chg Prior Yr.    Chg. Prior Qtr
                                                                                             --------------------------------
                                                                                                Amt      %      Amt      %
First USA - managed basis
--------------------------------------

INCOME STATEMENT DATA
------------------------------------
Net interest income - FTE            $MM    $ 1,458  $ 1,391      $ 1,417  $ 1,442  $ 1,451   $    7      0%   $   67      5%

   Non-deposit service charges                    1        2            1        4        2       (1)   -50%       (1)   -50%
   Credit card revenue                          278      247          266      284      108      170     N/M       31     13%
   Fiduciary & investment management
      fees                                       21       23           37       20       20        1      5%       (2)    -9%
   Investment sec. gains (losses)                 -        -            -        -        -        -      0%        -      0%
   Trading                                        -        -            -       (1)       -        -      0%        -      0%
   Other income (loss)                           36       37            7       17     (283)     319     N/M       (1)    -3%
                                           ------------------    ------------------------------------        ---------
Noninterest income                              336      309          311      324     (153)     489     N/M       27      9%
                                           ------------------    ------------------------------------        ---------
Total revenue                                 1,794    1,700        1,728    1,766    1,298      496     38%       94      6%

Provision for credit losses                     962      950          880      853      935       27      3%       12      1%

   Salaries and employee benefits               124      129          122      121      132       (8)    -6%       (5)    -4%
   Other expense                                398      385          515      512      829     (431)   -52%       13      3%
                                           ------------------    ------------------------------------        ---------
Noninterest expense                             522      514          637      633      961     (439)   -46%        8      2%
                                           ------------------    ------------------------------------        ---------
Pretax income (loss) - FTE                      310      236          211      280     (598)     908     N/M       74     31%
Tax expense (benefit) & FTE adj                 117       88           77      103     (219)     336     N/M       29     33%
                                           ------------------    ------------------------------------        ---------
Net income                                  $   193  $   148      $   134  $   177  $  (379)  $  572     N/M   $   45     30%
                                           ==================    ====================================        =========


Memo: Net securitization gains                  (19)      (1)         (23)     (22)     (30)      11     37%      (18)    N/M

FINANCIAL PERFORMANCE
-------------------------------
% of average outstandings:
    Net interest income- FTE                   9.25%    8.63%        8.59%    8.71%    8.83%    0.42%            0.62%
    Provision for credit losses                6.11%    5.89%        5.34%    5.15%    5.69%    0.42%            0.22%
    Noninterest income                         2.13%    1.92%        1.89%    1.96%   -0.93%    3.06%            0.21%
                                           ------------------    ------------------------------------        ---------
           Risk adjusted margin                5.27%    4.66%        5.14%    5.52%    2.21%    3.06%            0.61%
    Noninterest expense                        3.31%    3.19%        3.86%    3.82%    5.85%   -2.54%            0.12%
                                           ------------------    ------------------------------------        ---------
    Pretax income (loss) - FTE                 1.97%    1.46%        1.28%    1.69%   -3.64%    5.61%            0.51%
    Net income                                 1.22%    0.92%        0.81%    1.07%   -2.31%    3.53%            0.30%

Return (loss) on equity                          12%      10%           9%      12%     -25%      37%               2%
Efficiency ratio                                 29%      30%          37%      36%      74%     -45%              -1%
Headcount - full-time (1)                    10,785   11,122       10,901   10,856   11,009     (224)    -2%     (337)   -3%

ENDING BALANCES
-------------------------------
    Owned                            $B     $   6.2  $   5.5      $   4.7  $   4.8  $   4.5   $  1.7     38%   $  0.7    13%
    Seller's interest                          17.0     17.8         22.5     19.7     18.5     (1.5)    -8%     (0.8)   -4%
                                           ------------------    ------------------------------------        ---------
    Loans on balance sheet                     23.2     23.3         27.2     24.5     23.0      0.2      1%     (0.1)    0%
    Securitized                                39.8     40.7         39.8     41.4     43.3     (3.5)    -8%     (0.9)   -2%
                                           ------------------    ------------------------------------        ---------
Loans                                       $  63.0  $  64.0      $  67.0  $  65.9  $  66.3   $ (3.3)    -5%   $ (1.0)   -2%

Assets                                         64.9     67.1         70.5     69.2     69.7     (4.8)    -7%     (2.2)   -3%

Common equity                                   6.3      6.2          6.2      6.1      6.1      0.2      3%      0.1     2%

 (1) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                2001                       2000                       2nd Qtr 2001
                                          ------------------  --------------------------------------------------------------
                                           2nd Qtr   1st Qtr     4th Qtr   3rd Qtr  2nd Qtr   Chg Prior Yr.    Chg. Prior Qtr
                                                                                            ----------------------------------
                                                                                               Amt       %      Amt       %
First USA - managed basis - cont'd
------------------------------------------

AVERAGE BALANCES
------------------------------------
    Owned                            $B     $   6.0  $   5.2      $   4.9  $   4.7  $   5.1  $   0.9     18%  $   0.8     15%
    Seller's interest                          16.6     20.6         20.3     18.3     17.3     (0.7)    -4%     (4.0)   -19%
                                           ------------------    ------------------------------------        ---------
    Loans on balance sheet                     22.6     25.8         25.2     23.0     22.4      0.2      1%     (3.2)   -12%
    Securitized                                40.6     39.6         40.4     42.9     43.7     (3.1)    -7%      1.0      3%
                                           ------------------    ------------------------------------        ---------
Loans                                       $  63.2  $  65.4      $  65.6  $  65.9  $  66.1  $  (2.9)    -4%  $  (2.2)    -3%

Assets                                         65.3     68.2         68.6     69.2     70.6     (5.3)    -8%     (2.9)    -4%


Common equity                                   6.3      6.2          6.1      6.1      6.1      0.2      3%      0.1      2%

CREDIT QUALITY
------------------------------------
Net charge-offs:
      Credit card - managed                 $   962  $   950      $   887  $   828  $   900  $    62      7%  $    12      1%

Net charge-off ratios:
      Credit card - managed                    6.09%    5.81%        5.41%    5.03%    5.44%    0.65%           0.28%
      12 month lagged                          5.82%    5.66%        5.16%    4.79%    5.22%    0.60%           0.16%

Delinquency ratio - 30+ days                   4.10%    4.33%        4.51%    4.14%    3.83%    0.27%          -0.23%
                  - 90+ days                   1.78%    2.02%        2.02%    1.79%    1.69%    0.09%          -0.24%
Allowance for loan losses                   $   197  $   197      $   197      N/A      N/A      N/A     N/A      $ -      0%
Allowance to period end owned loans            3.18%    3.58%        4.19%     N/A      N/A      N/A           -0.40%

OTHER DATA
------------------------------------
Charge volume                        $B     $  34.4  $  32.5      $  37.1  $  34.6  $  36.8  $  (2.4)    -7%  $   1.9      6%
New accounts opened                 000s      1,003      775          821      727      826      177     21%      228     29%
Cards issued                                 50,449   50,644       51,693   53,650   54,648   (4,199)    -8%     (195)     0%
# FirstUSA.com customers             MM         2.6      2.4          2.1      1.9      1.6      1.0     63%      0.2      8%


N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                   2001                     2000                          2nd Qtr 2001
                                             ---------------       -----------------------------------------------------------
                                             2nd Qtr 1st Qtr       4th Qtr  3rd Qtr  2nd Qtr     Chg Prior Yr.   Chg Prior Qtr
                                                                                                 -----------------------------
                                                                                                 Amt        %    Amt        %
Investment Management
------------------------------------

INCOME STATEMENT DATA
------------------------------------
Net interest income - FTE            $MM    $   107  $   104      $   104   $  104   $  101   $    6      6%    $   3      3%

   Non-deposit service charges                  172      164          172      128      134       38     28%        8      5%
   Service charges on deposits                    4        4            4        4        4        -      0%        -      0%
   Fiduciary & investment management
   fees                                         131      134          130      151      150      (19)   -13%       (3)    -2%
   Other income (loss)                            1        5           (6)       3        -        1      0%       (4)   -80%
                                           ------------------    ------------------------------------        ---------
Noninterest income                              308      307          300      286      288       20      7%        1      0%
                                           ------------------    ------------------------------------        ---------
Total revenue                                   415      411          404      390      389       26      7%        4      1%

Provision for credit losses                      13        3            7        2        2       11     N/M       10     N/M

   Salaries and employee benefits               142      140          124      142      144       (2)    -1%        2      1%
   Other expense                                126      137          144      110      128       (2)    -2%      (11)    -8%
                                           ------------------    ------------------------------------        ---------
Noninterest expense                             268      277          268      252      272       (4)    -1%       (9)    -3%
                                           ------------------    ------------------------------------        ---------
Pretax income - FTE                             134      131          129      136      115       19     17%        3      2%
Tax expense & FTE adj                            51       49           47       50       42        9     21%        2      4%
                                           ------------------    ------------------------------------        ---------
Net income                                  $    83  $    82      $    82   $   86   $   73   $   10     14%    $   1      1%
                                           ==================    ====================================        =========

Memo: Insurance revenues                    $ 103.3  $ 100.6      $ 105.1   $ 85.2   $ 87.0   $ 16.3     19%    $ 2.7      3%

FINANCIAL PERFORMANCE
------------------------------------
Return on equity                                 33%      34%          33%      38%      33%       0%              -1%
Efficiency ratio                                 65%      67%          66%      65%      70%      -5%              -2%
Headcount - full-time (1)                     6,371    6,522        6,562    6,583    6,645     (274)    -4%     (151)     -2%

ENDING BALANCES
------------------------------------
Loans                                $B     $   7.1  $   6.8      $   7.0   $  6.8   $  6.7   $  0.4      6%    $ 0.3      4%
Assets                                          8.4      8.0          8.1      7.8      7.7      0.7      9%      0.4      5%

    Demand deposits                             2.3      1.7          3.3      1.6      3.1     (0.8)   -26%      0.6     35%
    Savings                                     2.5      2.7          2.2      1.8      1.9      0.6     32%     (0.2)    -7%
    Time                                        3.3      3.4          4.0      3.8      3.8     (0.5)   -13%     (0.1)    -3%
    Foreign offices                             0.1      0.1          0.1      0.2      0.2     (0.1)   -50%        -      0%
                                           ------------------    ------------------------------------        ---------
Total deposits                                  8.2      7.9          9.6      7.4      9.0     (0.8)    -9%      0.3      4%

Common equity                                   1.0      1.0          1.0      0.9      0.9      0.1     11%        -      0%

(1) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.

N/A = not available

N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                     2001                      2000                        2nd Qtr 2001
                                              ------------------    ------------------------------------------------------------
                                               2nd Qtr  1st Qtr      4th Qtr  3rd Qtr  2nd Qtr    Chg Prior Yr.    Chg Prior Yr.
                                                                                               ---------------------------------
                                                                                                   Amt       %      Amt       %
Investment Management - cont'd
--------------------------------------

AVERAGE BALANCES
------------------------------------
Loans                                    $B     $   6.9  $   6.8      $   6.8  $   6.6  $   6.5    $ 0.4      6%  $   0.1      1%
Assets                                              8.1      8.0          7.8      7.6      7.5      0.6      8%      0.1      1%

  Demand deposits                                   1.9      2.0          2.4      2.3      2.5     (0.6)   -24%     (0.1)    -5%
  Savings                                           2.7      2.7          1.9      1.8      2.0      0.7     35%        -      0%
  Time                                              3.3      3.4          4.0      3.9      3.9     (0.6)   -15%     (0.1)    -3%
  Foreign offices                                   0.2      0.1          0.2      0.2      0.2        -      0%      0.1    100%
                                               ------------------    ------------------------------------        ---------
Total deposits                                      8.1      8.2          8.5      8.2      8.6     (0.5)    -6%     (0.1)    -1%

Common equity                                       1.0      1.0          1.0      0.9      0.9      0.1     11%        -      0%

CREDIT QUALITY
------------------------------------
Net charge-offs:
  Commercial                             $MM    $    10  $     0      $     7      N/A      N/A      N/A    N/A   $    10     N/M
  Consumer                                            3        -            -      N/A      N/A      N/A    N/A         3      0%
                                               -----------------    ------------------------------------        ---------
  Total net charge-offs                         $    13  $     0      $     7      N/A      N/A      N/A    N/A   $    13     N/M

Net charge-off ratios:
  Commercial                                       1.07%    0.10%        0.55%     N/A      N/A      N/A             0.97%
  Consumer                                         0.37%   -0.04%        0.07%     N/A      N/A      N/A             0.41%
  Total net charge-offs                            0.72%   -0.02%        0.41%     N/A      N/A      N/A             0.74%

CREDIT QUALITY - cont'd
------------------------------------
Nonperforming assets:
  Commercial                             $MM    $    37  $    38      $    36      N/A      N/A      N/A    N/A   $    (1)    -3%
  Consumer                                            5        4            4      N/A      N/A      N/A    N/A         1     25%
                                               -----------------    ------------------------------------        ---------
  Total nonperforming assets                    $    42  $    42      $    40      N/A      N/A      N/A    N/A   $    (0)     0%

Allowance for loan losses                       $    25  $    25      $    22      N/A      N/A      N/A    N/A   $     -      0%
Allowance to period end loans                      0.35%    0.37%        0.31%     N/A      N/A      N/A            -0.02%
Allowance to nonperforming loans                     60%      60%          55%     N/A      N/A      N/A                0%
Nonperforming assets to related assets             0.59%    0.61%        0.57%     N/A      N/A      N/A            -0.02%

ASSETS UNDER MANAGEMENT
ENDING BALANCES
------------------------------------
Mutual Funds                             $B     $  74.4  $  71.0      $  70.4  $  69.4  $  67.4    $ 7.0     10%  $   3.4      5%
Other                                              57.9     60.5         60.8     64.5     63.8     (5.9)    -9%     (2.6)    -4%
                                               -----------------    ------------------------------------        ---------
  Total                                         $ 132.3  $ 131.5      $ 131.2  $ 133.9  $ 131.2    $ 1.1      1%  $   0.8      1%

By type
-------
Money market                             $B     $  47.8  $  48.0      $  43.1  $  41.6  $  40.4    $ 7.4     18%  $  (0.2)     0%
Equity                                             49.8     47.4         53.5     57.7     57.2     (7.4)   -13%      2.4      5%
Fixed income                                       34.7     36.1         34.6     34.6     33.6      1.1      3%     (1.4)    -4%
                                               -----------------    ------------------------------------        ---------
  Total                                         $ 132.3  $ 131.5      $ 131.2  $ 133.9  $ 131.2    $ 1.1      1%  $   0.8      1%

By channel
----------
Private client services                  $B     $  52.0  $  55.4      $  58.2  $  60.6  $  59.9    $(7.9)   -13%  $  (3.4)    -6%
Retail brokerage                                    9.5      9.2          9.3      9.2      9.2      0.3      3%      0.3      3%
Institutional                                      54.3     51.2         48.1     49.6     48.3      6.0     12%      3.1      6%
Commercial cash sweep                               8.9      8.4          8.6      7.8      6.9      2.0     29%      0.5      6%
All other                                           7.6      7.3          7.0      6.7      6.9      0.7     10%      0.3      4%
                                               ------------------    ------------------------------------        ---------
  Total                                         $ 132.3  $ 131.5      $ 131.2  $ 133.9  $ 131.2    $ 1.1      1%  $   0.8      1%

Morningstar Rankings *
----------------------
% of 4 & 5 ranked funds                              54%      62%          49%      54%      62%      -8%              -8%
% of 3+ ranked funds                                 95%      95%          99%      98%      90%       5%               0%
* % of customer assets in Morningstar rated funds




N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                 2001                        2000                      2nd Qtr 2001
                                           ------------------    ---------------------------  --------------------------------
                                           2nd Qtr   1st  Qtr    4th Qtr   3rd Qtr    2ndQtr   Chg Prior Yr.  Chg. Prior Qtr
                                                                                              --------------------------------
                                                                                                 Amt     %      Amt       %
Investment Management - cont'd
------------------------------

TRUST ASSETS
ENDING BALANCES
------------------------------------
Trust assets under administration     $B   $342.3    $ 319.6      $ 319.4     N/A       N/A       N/A    N/A   $ 22.7       7%

CORPORATE TRUST SECURITIES
ENDING BALANCES
------------------------------------
Corp. trust sec. under administration $B   $892.3    $ 848.0      $ 751.1     N/A       N/A       N/A    N/A   $ 44.3       5%

RETAIL BROKERAGE
------------------------------------
Mutual fund sales                     $MM  $  559    $   614      $   557  $  625   $   652    $  (93)  -14%   $  (55)     -9%
Annuity sales                                 582        524          382     403       460       122    27%       58      11%
                                           -----------------      -----------------------------------          ------
      Total sales                          $1,141    $ 1,138      $   939  $1,028   $ 1,112    $   29     3%   $    3       0%
# of accounts - end of period         000s    393        390          384     379       370        23     6%        3       1%
Mkt value cust. assts-end of period   $B   $ 23.6    $  22.1      $  23.1  $ 24.1   $  23.6    $    -     0%   $  1.5       7%
# of registered sales representatives         704        697          700     694       674        30     4%        7       1%
# of licensed retail bankers                2,904      2,848        2,689   2,581     2,520       384    15%       56       2%

PRIVATE CLIENT SERVICES
------------------------------------
# of Private Client advisors                  682        714          747     777       815      (133)  -16%      (32)     -4%
# of Private Client offices                   105        104          104     104       104         1     1%        1       1%

Client Assets:
      Assets under management        $B    $ 52.0    $  55.4      $  58.2  $ 60.6   $  59.9    $ (7.9)  -13%   $ (3.4)     -6%

Ending Balances:
      Loans                          $B    $  6.9    $   6.8      $   6.7  $  6.6   $   6.5    $  0.4     6%   $  0.1       1%
      Deposits                                6.6        7.0          7.2     6.7       6.8      (0.2)   -3%     (0.4)     -6%

Average Balances:
      Loans                          $B    $  6.9    $   6.8      $   6.6  $  6.5   $   6.4    $  0.5     8%   $  0.1       1%
      Deposits                                6.9        7.0          7.0     6.8       7.2      (0.3)   -4%     (0.1)     -1%

N/A - not available
N/M - not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                  2001                      2000                         2nd Qtr 2001
                                           ------------------    ---------------------------    -----------------------------
                                           2nd Qtr    1st Qtr    4th Qtr   3rd Qtr   2nd Qtr    Chg Prior Yr.   Chg Prior Qtr
                                                                                                -------------   -------------
                                                                                                Amt        %    Amt        %
Corporate Investments
------------------------------------

INCOME STATEMENT DATA
------------------------------------
Net interest income - FTE            $MM      $  28    $  26        $  24    $  18    $  30    $  (2)    -7%   $    2      8%

   Investment sec. gains (losses)                 4      (97)         (85)      38       62      (58)   -94%      101     N/M
   Trading                                        -       (1)           2        2       (4)       4    100%        1    100%
   Other income (loss)                           (5)      11            7       12       (6)       1     17%      (16)    N/M
                                           ------------------    ------------------------------------        ---------
Noninterest income                               (1)     (87)         (76)      52       52      (53)   N/M        86     99%
                                           ------------------    ------------------------------------        ---------
Total revenue                                    27      (61)         (52)      70       82      (55)   -67%       88     N/M

Provision for credit losses                       -        -            -        -        1       (1)  -100%        -      0%

   Salaries and employee benefits                 7        6           (3)      10       11       (4)   -36%        1     17%
   Other expense                                 12       13           10       15       20       (8)   -40%       (1)    -8%
                                           ------------------    ------------------------------------        ---------
Noninterest expense                              19       19            7       25       31      (12)   -39%        -      0%
                                           ------------------    ------------------------------------        ---------
Pretax income (loss) - FTE                        8      (80)         (59)      45       50      (42)   -84%       88     N/M
Tax expense (benefit) & FTE adj                 (22)     (51)         (44)      (7)     (11)     (11)  -100%       29     57%
                                           ------------------    ------------------------------------        ---------
Net income (2)                                $  30    $ (29)       $ (15)   $  52     $ 61    $ (31)   -51%   $   59     N/M
                                           ==================    ====================================        =========

FINANCIAL PERFORMANCE
------------------------------------
Return (loss) on equity                          10%     -10%          -5%      17%      20%     -10%              20%
Efficiency ratio                                 70%     N/M          N/M       36%      38%      32%             N/A
Headcount - full-time (1)                       186      194          200      210      318     (132)   -42%       (8)    -4%

ENDING BALANCES
------------------------------------
Loans                                $B       $ 3.9    $ 3.8        $ 3.8    $ 3.4    $ 3.6    $ 0.3      8%   $  0.1      3%
Assets                                          9.3      9.3          9.2      8.6      8.6      0.7      8%        -      0%
Common equity                                   1.2      1.2          1.2      1.2      1.2        -      0%        -      0%

AVERAGE BALANCES
------------------------------------
Loans                                $B       $ 3.9    $ 3.9        $ 3.7    $ 3.6    $ 3.5    $ 0.4     11%   $    -      0%
Assets                                          9.3      9.3          9.0      8.7      8.4      0.9     11%        -      0%
Common equity                                   1.2      1.2          1.2      1.2      1.2        -      0%        -      0%

CREDIT QUALITY
------------------------------------
Net commercial charge-offs           $MM      $   -     $  -         $  -      N/A      N/A      N/A    N/A    $    -      0%

Net commercial charge-off ratio                0.00%    0.00%        0.00%     N/A      N/A      N/A             0.00%

Nonperforming assets:
      Commercial nonperforming loans $MM      $  10    $  14          N/A      N/A      N/A      N/A    N/A    $   (4)   -29%
      Other including OREO                       10       10          N/A      N/A      N/A      N/A    N/A         -      0%
                                           ------------------    ------------------------------------        ---------
 Total nonperforming assets                   $  20    $  24          N/A      N/A      N/A      N/A    N/A    $   (4)   -17%

Allowance for loan losses            $MM      $  25    $  25        $  25      N/A      N/A      N/A    N/A    $    -      0%
Allowance to period end loans                  0.64%    0.66%        0.65%     N/A      N/A      N/A            -0.02%
Allowance to nonperforming loans                250%     180%         N/A      N/A      N/A      N/A               70%
Nonperforming assets to related assets         0.51%    0.63%         N/A      N/A      N/A      N/A            -0.12%

 (1) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.
 (2)  Excludes accounting change.

N/A = Not Available
N/M = Not Meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                 2001                        2000                       2nd Qtr 2001
                                           ------------------    -------------------------------------------------------------
                                           2nd Qtr   1st  Qtr    4th Qtr   3rd Qtr    2nd Qtr  Chg Prior Yr.   Chg. Prior Qtr
                                                                                              --------------------------------
                                                                                                 Amt     %      Amt        %
Corporate/Unallocated
------------------------------------

INCOME STATEMENT DATA
------------------------------------
Net interest income - FTE            $MM     $ (246)   $ (195)    $  (127)   $ (140) $   (75) $  (171)   N/M   $   (51)   -26%

   Non-deposit service charges                    4        (5)        N/A       N/A      N/A      N/A    N/A         9    N/M
   Credit card revenue                           (2)        1         N/A       N/A      N/A      N/A    N/A        (3)   N/M
   Service charges on deposits                    7         1         N/A       N/A      N/A      N/A    N/A         6    N/M
   Fiduciary & investment management
    fees                                          1         -         N/A       N/A      N/A      N/A    N/A         1      0%
   Investment sec. gains (losses)                65         -         N/A       N/A      N/A      N/A    N/A        65      0%
   Trading                                       (7)       (9)        N/A       N/A      N/A      N/A    N/A         2     22%
   Other income (loss)                           47       118         N/A       N/A      N/A      N/A    N/A       (71)   -60%
                                           ------------------    -------------------------------------         -------
Noninterest income                              115       106          28        36     (422)     537    N/M         9      8%
                                           ------------------    -------------------------------------         -------
Total revenue                                  (131)      (89)        (99)     (104)    (497)     366     74%      (42)   -47%

Provision for credit losses                       -         -           -         -        -        -      0%        -      0%

   Salaries and employee benefits               141        99         N/A       N/A      N/A      N/A    N/A        42     42%
   Other expense                                (78)     (104)        N/A       N/A      N/A      N/A    N/A        26     25%
                                           ------------------    -------------------------------------         -------
Noninterest expense                              63        (5)        401       157      582     (519)   -89%       68    N/M
                                           ------------------    -------------------------------------         -------
Pretax income (loss) - FTE                     (194)      (84)       (500)     (261)  (1,079)     885     82%     (110)   N/M
Tax expense (benefit) & FTE adj                (107)      (54)       (189)     (104)    (349)     242     69%      (53)   -98%
                                           ------------------    -------------------------------------         -------
Net income                                   $  (87)   $  (30)    $  (311)   $ (157) $  (730) $   643     88%  $   (57)   N/M
                                           ==================    =====================================         =======

FINANCIAL PERFORMANCE
------------------------------------
Headcount - full-time (1)                     9,777     9,927      10,751    11,112   11,377   (1,600)   -14%     (150)    -2%

ENDING BALANCES
------------------------------------
Loans                                $B      $  0.5    $  0.7     $     -    $  0.3  $   0.5  $   0.0      0%  $  (0.2)   -29%
Assets                                       $ 49.4    $ 50.5     $  42.5    $ 43.0  $  42.9  $   6.5     15%  $  (1.1)    -2%

Deposits                                       25.4      31.5        30.7      30.5     25.2      0.2      1%     (6.1)   -19%

Common equity                                  (2.5)     (2.5)       (2.6)     (1.9)    (2.4)    (0.1)    -4%      0.0      0%

AVERAGE BALANCES
------------------------------------
Loans                                $B      $  0.7    $  0.5     $   0.4    $  0.2  $     -  $   0.7      0%  $   0.2     40%
Assets                                       $ 45.0    $ 40.5     $  38.1    $ 40.6  $  42.0  $   3.0      7%  $   4.5     11%

Deposits                                       26.2      28.1        28.6      26.7     25.0      1.2      5%     (1.9)    -7%

Common equity                                  (2.6)     (2.6)       (1.8)     (1.9)    (1.1)    (1.5)   N/M       0.0      0%

(1) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Line of Business Information

                                                 2001                        2000                      2nd Qtr 2001
                                           ------------------    ---------------------------  --------------------------------
                                           2nd Qtr   1st  Qtr    4th Qtr   3rd Qtr    2nd Qtr  Chg Prior Yr.   Chg. Prior Qtr
                                                                                              --------------------------------
                                                                                                 Amt     %      Amt        %
Net Income by LOB
----------------------------------------
Retail                               $MM    $   322  $   349     $    (17) $   251  $   (81) $   403    N/M   $   (27)     -8%
Commercial Banking                              167      159         (385)     172     (213)     380    N/M         8       5%
First USA                                       193      148          134      177     (379)     572    N/M        45      30%
Investment Management                            83       82           82       86       73       10     14%        1       1%
Corporate Investments                            30      (29)         (15)      52       61      (31)   -51%       59     N/M
Corporate/Unallocated                           (87)     (30)        (311)    (157)    (730)     643     88%      (57)    N/M
                                           ------------------   -------------------------------------        ---------
Total                                       $   708  $   679     $   (512) $   581  $(1,269) $ 1,977    N/M   $    29       4%
 Accounting change                              (44)
                                           ---------
 Net Income after accounting change         $   664

PERCENT CONTRIBUTION
------------------------------------
Retail                                         45.5%    51.4%         3.3%    43.2%     6.4%
Commercial Banking                             23.6%    23.4%        75.2%    29.6%    16.8%
First USA                                      27.3%    21.8%       -26.2%    30.5%    29.9%
Investment Management                          11.7%    12.1%       -16.0%    14.8%    -5.8%
Corporate Investments                           4.2%    -4.3%         2.9%     9.0%    -4.8%
Corporate/Unallocated                         -12.3%    -4.4%        60.8%   -27.1%    57.5%
                                           ------------------   -------------------------------------        ---------
Total                                         100.0%   100.0%       100.0%   100.0%   100.0%

Headcount - full-time (1)                    78,491   79,157       80,778   81,291   82,443   (3,952)    -5%     (666)     -1%

(1) Beginning in 1Q01, long term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change. Excluding this change in methodology, headcount declined 328 in 1Q01.

Glossary for Selected Noninterest Income Categories
---------------------------------------------------

                                   Representative types of revenue/fees
                                   ---------------------------------------------
   Non-deposit service charges     Insurance fees, documentary fees, loan
                                   servicing fees, commitment fees, mutual fund commissions, syndicated management fees, leasing fees, waived fees, safe deposit fees, official checks fees,
                                   ATM interchange, misc. other fee revenue

   Credit card revenue             Credit card fees, merchant fees, interchange
                                   fees

   Service charges on deposits     Service charges on deposits, deficient
                                   balance fees, NSF/OD fees

   Fiduciary & investment          Asset management fees, personal trust
     management fees               fees, other trust fees, advisory fees

   Investment sec. gains (losses)  Venture capital and investment securities gains (losses)

   Trading                         Trading and foreign exchange

   Other income (loss)             Net securitization gains (losses), net gains
                                   (losses) on Corporate transactions and/or asset sales / dispositions

N/A = not available
N/M = not meaningful

BANK ONE CORPORATION and Subsidiaries
Summary of Consolidated
Selected Financial Information                                       2001                            2000
                                                            ----------------------     ---------------------------------
                                                             2nd Qtr     1st Qtr        4th Qtr     3rd Qtr    2nd Qtr
                                                            ----------------------     ---------------------------------
INCOME STATEMENT DATA                                $MM
--------------------------------------------------
Total revenue, net of interest expense                       $   3,846  $   3,792       $   3,461  $   3,942  $   2,509
Net interest income (FTE)                                        2,085      2,218           2,247      2,242      2,257
Noninterest income                                               1,791      1,607           1,247      1,734        288
Provision for credit losses                                        540        585           1,507        516      1,013
Noninterest expense                                              2,306      2,236           2,847      2,593      3,507
Income (loss) before cumulative effect of change
     in accounting principle                                       708        679            (512)       581     (1,269)
Net income (loss)                                                  664        679            (512)       581     (1,269)

PER COMMON SHARE DATA
--------------------------------------------------
Income (loss) before cumulative effect of change
     in accounting principle:
     Basic                                                   $    0.60  $    0.58       $   (0.44) $    0.50  $   (1.11)
     Diluted (1)                                                  0.60       0.58           (0.44)      0.50      (1.11)
Net income (loss):
     Basic                                                        0.57  $    0.58       $   (0.44) $    0.50  $   (1.11)
     Diluted (1)                                                  0.56       0.58           (0.44)      0.50      (1.11)
Cash dividends declared                                           0.21       0.21            0.21       0.21       0.42
Book value                                                       16.49      16.20           15.90      16.47      16.12

BALANCE SHEET DATA - ENDING BALANCES                 $MM
--------------------------------------------------
Loans:
     Managed                                                 $ 223,390  $ 229,942       $ 236,492  $ 237,505  $ 234,412
     Reported                                                  166,676    171,427         174,251    176,419    172,591
Deposits                                                       164,299    163,555         167,077    164,130    163,169
Long-term debt (2)                                              41,693     42,197          40,911     42,641     39,093
Total assets:
     Managed                                                   312,244    315,104         309,096    324,780    316,011
     Reported                                                  272,412    274,352         269,300    283,373    272,709
Common stockholders' equity                                     19,261     18,876          18,445     19,042     18,630
Total stockholders' equity                                      19,451     19,066          18,635     19,232     18,820

CREDIT QUALITY RATIOS
--------------------------------------------------
Net charge-offs to average loans- managed                         2.50%      2.40%           2.22%      1.86%      1.99%
Allowance for credit losses to period end loans                   2.54       2.45            2.36       1.75       1.73
Nonperforming assets to related assets                            1.77       1.55            1.48       1.21       1.03

FINANCIAL PERFORMANCE RATIOS
--------------------------------------------------
Return (loss) on average assets                                   0.99%      1.02%          (0.75)      0.85%     (1.87)%
Return (loss) on average common equity                            13.9       14.6           (10.7)      12.2      (26.0)
Net interest margin:
     Managed                                                      4.65       4.76            4.65       4.66       4.80
     Reported                                                     3.50       3.71            3.67       3.68       3.77
Efficiency ratio:
     Managed                                                      48.5       47.6            66.0       54.6      103.8
     Reported                                                     59.5       58.5            81.5       65.2      137.8

CAPITAL RATIOS
--------------------------------------------------
Risk-based capital:
     Tier 1                                                        8.2        7.8             7.3        7.5        7.2
     Total                                                        11.6       11.2            10.8       10.9       10.3
Tangible common equity/tangible managed assets                     5.8        5.6             5.5        5.4        5.4

COMMON STOCK DATA
--------------------------------------------------
Average shares outstanding:                           MM
     Basic                                                       1,166      1,163           1,158      1,156      1,153
     Diluted (1)                                                 1,176      1,173           1,158      1,167      1,153
Stock price, quarter-end                                     $   35.80  $   36.18       $   36.63  $   38.06  $   26.56
Employees (3)                                                   78,491     79,157          80,778     81,291     82,443

(1) Common equivalent shares have been excluded from the computation of diluted loss per share in the second and fourth quarters of 2000 as the effect would be antidilutive.
(2)  Includes trust preferred capital securities.
(3) Beginning in 1Q01, long-term disability employees and employees of unconsolidated subsidiaries are excluded. Prior period data has not been restated for this change.

BANK ONE CORPORATION and Subsidiaries
Consolidated Statements of Income

                                                                   2001                            2000
                                                         -----------------------     ---------------------------------
                                                         2nd Qtr         1st Qtr        4th Qtr    3rd Qtr   2nd Qtr
                                                         -----------------------     ---------------------------------
 Interest income                                   $MM         4,385    $ 4,921         $ 5,174    $ 5,185   $  4,966
 Interest expense                                              2,330      2,736           2,960      2,977      2,745
                                                         -----------------------     ---------------------------------
      Net interest income                                      2,055      2,185           2,214      2,208      2,221

 Non-deposit service charges                                     431        411             402        383        363
 Credit card revenue                                             621        521             575        669        477
 Service charges on deposits                                     360        331             336        319        331
 Fiduciary and investment management fees                        184        187             192        196        200
 Investment securities gains (losses)                             69        (96)            (86)        47       (354)
 Trading                                                          61         65              15         58         (3)
 Other income (loss)                                              65        188            (187)        62       (726)
                                                         -----------------------     ---------------------------------
      Total noninterest income                                 1,791      1,607           1,247      1,734        288
                                                         -----------------------     ---------------------------------
      Total revenue, net of interest expense                   3,846      3,792           3,461      3,942      2,509

 Provision for credit losses                                     540        585           1,507        516      1,013

 Salaries and employee benefits                                1,012        982           1,052      1,106      1,132
 Occupancy expense                                               164        167             351        175        172
 Equipment expense                                               119        121             148        135        155
 Outside service fees and processing                             311        255             405        344        375
 Marketing and development                                       201        205             203        200        245
 Telecommunications                                               95        109             121         88         96
 Other intangible amortization                                    19         20              31         22        317
 Goodwill amortization                                            18         17              18         17         18
 Other                                                           370        360             565        508        768
                                                         -----------------------     ---------------------------------
      Total noninterest expense before
      merger-related and restructuring charges                 2,309      2,236           2,894      2,595      3,278
 Merger-related and restructuring charges                         (3)         -             (47)        (2)       229
                                                         -----------------------     ---------------------------------
      Total noninterest expense                                2,306      2,236           2,847      2,593      3,507

 Income (loss) before income taxes and cumulative
        effect of change in accounting principle               1,000        971            (893)       833     (2,011)
 Applicable income taxes (benefit)                               292        292            (381)       252       (742)
                                                         -----------------------     ---------------------------------
 Income (loss) before cumulative effect of change
        in accounting principle                                  708        679            (512)       581     (1,269)
 Cumulative effect of change in accounting
        principle, net of tax ($25)                               44          -               -          -          -
                                                         -----------------------     ---------------------------------
 Net income (loss)                                       $       664    $   679         $  (512)   $   581   $ (1,269)
                                                         =======================     =================================
 Net income (loss) attributable to common
        stockholders' equity                             $       661    $   676         $  (515)   $   578   $ (1,272)
                                                         =======================     =================================

 Earnings (loss) per share before cumulative effect
        of change in accounting principle:
      Basic                                              $      0.60    $  0.58         $ (0.44)   $  0.50   $  (1.11)
      Diluted (1)                                        $      0.60    $  0.58         $ (0.44)   $  0.50   $  (1.11)
 Earnings (loss) per share:
      Basic                                              $      0.57    $  0.58         $ (0.44)   $  0.50   $  (1.11)
      Diluted (1)                                        $      0.56    $  0.58         $ (0.44)   $  0.50   $  (1.11)
 Average common shares outstanding (millions):
      Basic                                                    1,166      1,163           1,158      1,156      1,153
      Diluted (1)                                              1,176      1,173           1,158      1,167      1,153

(1) Common equivalent shares have been excluded from the computation of diluted loss per share in the second and fourth quarters of 2000 as the effect would be antidilutive.

BANK ONE CORPORATION and Subsidiaries
Consolidated Statements of Income

                                                             Six Months Ended
                                                                  June 30
                                                          ----------------------
                                                             2001       2000
                                                          ----------------------
Interest income                                     $MM    $   9,306  $   9,719
Interest expense                                               5,066      5,305
                                                          ----------------------
    Net interest income                                        4,240      4,414

Non-deposit service charges                                      842        752
Credit card revenue                                            1,142      1,055
Service charges on deposits                                      691        655
Fiduciary and investment management fees                         371        395
Investment securities gains (losses)                             (27)      (196)
Trading                                                          126         61
Other income (loss)                                              253       (613)
                                                          ----------------------
    Total noninterest income                                   3,398      2,109
                                                          ----------------------
    Total revenue, net of interest expense                     7,638      6,523

Provision for credit losses                                    1,125      1,375

Salaries and employee benefits                                 1,994      2,230
Occupancy expense                                                331        345
Equipment expense                                                240        310
Outside service fees and processing                              566        783
Marketing and development                                        406        471
Telecommunications                                               204        201
Other intangible amortization                                     39        356
Goodwill amortization                                             35         35
Other                                                            730      1,227
                                                          ----------------------
    Total noninterest expense before merger-related
    and restructuring charges                                  4,545      5,958
Merger-related and restructuring charges                          (3)       210
                                                          ----------------------
    Total noninterest expense                                  4,542      6,168

Income (loss) before income taxes and cumulative
    effect of change in accounting principle                   1,971     (1,020)
Applicable income taxes (benefit)                                584       (440)
                                                          ----------------------
Income (loss) before cumulative effect of change
    in accounting principle                                $   1,387  $    (580)
Cumulative effect of change in accounting principle,
    net of tax ($25)                                              44          -
                                                          ----------------------
Net income (loss)                                          $   1,343  $    (580)
                                                          ======================
Net income (loss) attributable to common
    stockholders' equity                                   $   1,337  $    (586)
                                                          ======================

Earnings (loss) per share before cumulative effect:
    of change in accounting principle:
    Basic                                                  $    1.18  $   (0.51)
    Diluted (1)                                            $    1.18  $   (0.51)
Earnings (loss) per share
    Basic                                                  $    1.15  $   (0.51)
    Diluted (1)                                            $    1.14  $   (0.51)
Average common shares outstanding (millions):
    Basic                                                      1,165      1,150
    Diluted (1)                                                1,174      1,150

(1) Common equivalent shares have been excluded from the computation of diluted loss per share for the six months ended 2000 as the effect would be antidilutive.

BANK ONE CORPORATION and Subsidiaries
Consolidated Balance Sheets

                                                                                 2001                           2000
                                                                       -----------------------     ---------------------------------
                                                                         June 30     Mar 31          Dec 31     Sep 30     Jun 30
                                                                       -----------------------     ---------------------------------
ASSETS                                                           $MM
----------------------------------------------------------------
Cash and due from banks                                                  $  18,453  $  15,402       $  17,291  $  15,388  $  16,470
Interest bearing due from banks                                              2,106      1,971           5,210      9,919      7,649
Federal funds sold and securities under resale agreements                   11,600     11,133           4,737     12,666     10,592
Trading assets                                                               7,177      5,189           2,788      7,140     10,681
Derivative product assets                                                    3,145      3,908           2,322      3,492      3,278
Investment securities                                                       49,732     52,966          50,561     45,262     38,288

Loans                                                                      166,576    171,427         174,251    176,419    172,591
Allowance for credit losses                                                 (4,229)    (4,205)         (4,110)    (3,090)    (2,983)
                                                                       -----------------------     ---------------------------------
    Loans, net                                                             162,347    167,222         170,141    173,329    169,608
Other assets:
  Premises and equipment, net                                                2,645      2,761           2,894      2,976      3,073
  Other                                                                     15,207     13,800          13,356     13,201     13,070
                                                                       -----------------------     ---------------------------------
    Total other assets                                                      17,852     16,561          16,250     16,177     16,143
                                                                       -----------------------     ---------------------------------
    Total assets                                                         $ 272,412  $ 274,352       $ 269,300  $ 283,373  $ 272,709
                                                                       =======================     =================================

LIABILITIES
----------------------------------------------------------------
Deposits:
  Demand                                                                 $  30,662  $  29,102       $  30,738  $  28,424  $  29,055
  Savings                                                                   66,974     63,469          63,414     62,456     63,722
  Time                                                                      44,262     46,518          47,958     46,945     43,170
  Foreign offices                                                           22,401     24,466          24,967     26,305     27,222
                                                                       -----------------------     ---------------------------------
    Total deposits                                                         164,299    163,555         167,077    164,130    163,169
Federal funds purchased and repurchase agreements                           17,779     14,789          12,120     23,983     17,610
Other short-term borrowings                                                 13,310     16,970          18,003     19,800     21,827
Long-term debt                                                              38,903     39,407          38,428     40,152     37,515
Guaranteed preferred beneficial interest in the
      Corporation's junior subordinated debt                                 2,790      2,790           2,483      2,489      1,578
Derivative product liabilities                                               3,051      3,470           2,212      3,149      3,201
Other liabilities                                                           12,829     14,305          10,342     10,438      8,989
                                                                       -----------------------     ---------------------------------
    Total liabilities                                                      252,961    255,286         250,665    264,141    253,889
                                                                       -----------------------     ---------------------------------

STOCKHOLDERS' EQUITY
----------------------------------------------------------------
Preferred stock                                                                190        190             190        190        190
Common stock                                                                    12         12              12         12         12
Surplus                                                                     10,329     10,394          10,487     10,584     10,605
Retained earnings                                                            9,907      9,491           9,060      9,819      9,484
Accumulated other adjustments to stockholders' equity                         (207)      (105)             (5)       (71)      (135)
Deferred compensation                                                         (156)      (174)           (121)      (157)      (156)
Treasury stock                                                                (624)      (742)           (988)    (1,145)    (1,180)
                                                                       -----------------------     ---------------------------------
    Total stockholders' equity                                              19,451     19,066          18,635     19,232     18,820
                                                                       -----------------------     ---------------------------------

    Total liabilities and stockholders' equity                           $ 272,412  $ 274,352       $ 269,300  $ 283,373  $ 272,709
                                                                       =======================     =================================

Common Shares -- period-end:                                      MM
      Issued                                                                 1,181      1,181           1,181      1,181      1,181
      Treasury shares                                                           13         16              21         25         26
                                                                       -----------------------     ---------------------------------
      Outstanding                                                            1,168      1,165           1,160      1,156      1,155
                                                                       =======================     =================================

BANK ONE CORPORATION and Subsidiaries
Credit Quality

                                                                   2001                              2000
                                                          ----------------------    ----------------------------------
                                                            2nd Qtr    1st Qtr        4th Qtr     3rd Qtr    2nd Qtr
                                                          ----------------------    ----------------------------------
Provision for credit losses                        $MM      $   540    $   585        $ 1,507     $   516    $ 1,013

Gross charge-offs                                           $   596    $   586        $   558     $   388    $   383
Recoveries                                                       80         97             71          69         64
                                                          ----------------------    ----------------------------------
  Net charge-offs                                           $   516    $   489        $   487     $   319    $   319
                                                          ======================    ==================================

Net charge-offs:
  Commercial                                                $   255    $   255        $   280     $   116    $   117
  Consumer                                                      174        160            142         147        135
  Credit card                                                    87         74             65          56         67
                                                          ----------------------    ----------------------------------
    Total net charge-offs                                   $   516    $   489        $   487     $   319    $   319
    Credit card net charge-offs -- managed                  $   962    $   950        $   887     $   828    $   900
    Consumer net charge-offs -- managed (1)                 $   198    $   200        $   142     $   147    $   135
    Total net charge-offs -- managed                        $ 1,415    $ 1,405        $ 1,309     $ 1,091    $ 1,152

Net charge-off ratios:
  Commercial                                                   1.07%      1.03%          1.10%       0.46%      0.47%
  Consumer                                                     1.03       0.93           0.82        0.87       0.82
  Credit card                                                  5.83       5.65           5.29        4.76       5.29
    Total net charge-off ratio                                 1.22       1.13           1.11        0.74       0.75
    Credit card net charge-off ratio-- managed                 6.09       5.81           5.41        5.03       5.44
    Consumer net charge-off ratio -- managed (1)               1.17       1.16           0.82        0.87       0.82
    Total net charge-off ratio -- managed                      2.50       2.40           2.22        1.86       1.99

Allowance for credit losses -- period-end                   $ 4,229    $ 4,205        $ 4,110     $ 3,090    $ 2,983

Nonperforming assets -- period-end:
  Nonperforming loans:
       Commercial                                           $ 2,022    $ 1,805        $ 1,761     $ 1,464    $ 1,250
       Consumer                                                 832        754            714         562        440
                                                          ----------------------    ----------------------------------
            Total                                             2,854      2,559          2,475       2,026      1,690
  Other, including other real estate owned                       97        106             98         110         94
                                                          ----------------------    ----------------------------------
    Total nonperforming assets                              $ 2,951    $ 2,665        $ 2,573     $ 2,136    $ 1,784
                                                          ======================    ==================================

Allowance to period end loans                                  2.54%      2.45%          2.36%       1.75%      1.73%
Allowance to nonperforming loans                                148        164            166         153        177
Nonperforming assets to related assets                         1.77       1.55           1.48        1.21       1.03

Credit card delinquency rate - managed:
             30+  days                                         4.10%      4.33%          4.51%       4.14%      3.83%
             90+  days                                         1.78       2.02           2.02        1.79       1.69

(1) Second quarter 2001 and first quarter 2001 amounts include $24 million and $40 million, respectively, of charge-offs which are not so classified in the company's GAAP financials because they are part of a portfolio which has been accounted for as loans held at a discount.
       The inclusion of these amounts in charge-offs more accurately reflects the performance of the portfolio. In the Corporation's financial statements, these items result in a higher provision in excess of net charge-offs.

BANK ONE CORPORATION and Subsidiaries
Capital and Related Information

                                                                 2001                               2000
                                                         ----------------------      ---------------------------------
                                                           2nd Qtr    1st Qtr          4th Qtr    3rd Qtr    2nd Qtr
                                                         ----------------------      ---------------------------------
CAPITAL RATIOS
--------------------------------------------------
Tier 1                                                          8.2%       7.8%             7.3%       7.5%       7.2%
Total                                                          11.6       11.2             10.8       10.9       10.3
Tangible common equity/tangible managed assets                  5.8        5.6              5.5        5.4        5.4

Tier 1 capital                                     $MM     $ 21,243   $ 20,727         $ 19,824   $ 20,433   $ 19,121
Tier 2 capital                                                8,930      9,148            9,316      9,119      8,350
                                                         ----------------------      ---------------------------------
    Total capital                                          $ 30,173   $ 29,875         $ 29,140   $ 29,552   $ 27,471
                                                         ======================      =================================

Total risk weighted assets                                 $259,372   $266,077         $270,182   $272,095   $266,937
                                                         ======================      =================================

INTANGIBLE ASSETS                                  $MM
--------------------------------------------------
Goodwill                                                   $    824   $    841         $    858   $    876   $    894
Other nonqualifying intangibles                                 273        299              375        405        436
                                                         ----------------------      ---------------------------------
    Subtotal                                                  1,097      1,140            1,233      1,281      1,330
Qualifying intangibles                                          205        205              214        235        256
                                                         ----------------------      ---------------------------------
    Total                                                  $  1,302   $  1,345         $  1,447   $  1,516   $  1,586
                                                         ======================      =================================

MANAGED INCOME STATEMENT STATISTICS (1)            $MM
--------------------------------------------------
Net interest income -- FTE                                 $  3,243   $  3,308         $  3,319   $  3,346   $  3,396
Credit card revenue                                             339        307              325        337        171
Other noninterest income                                      1,170      1,086              672      1,065       (189)
Provision for credit losses                                   1,415      1,461            2,329      1,288      1,846
Noninterest expense                                           2,306      2,236            2,847      2,593      3,507
Income (loss) before cumulative effect of change
    in accounting principle                                     708        679             (512)       581     (1,269)
Net income (loss)                                               664        679             (512)       581     (1,269)

(1) Adjusted for credit card securitization activity.

BANK ONE CORPORATION and Subsidiaries
SIGNIFICANT ITEMS IN THE 2000 SECOND QUARTER

                                                         Three Months Ended
                                                   -----------------------------
Consolidated Statement of Income                    Jun-30               Jun-30
($ millions, except per (share amounts)              2000   Significant   2000
--------------------------------------------       Reported    Items    Adjusted
                                                   --------    -----    --------
Interest income                                    $  4,966   $     9   $ 4,975
Interest expense                                      2,745               2,745
                                                   -----------------------------
    Net interest income                               2,221         9   $ 2,230

Non-deposit service charges                             363                 363
Credit card revenue                                     477       152       629
Service charges on deposits                             331                 331
Fiduciary and investment management fees                200                 200
Investment securities gains (losses)                   (354)      445        91
Trading                                                  (3)       14        11
Other Income (loss)                                    (726)      750        24
                                                   -----------------------------
    Total noninterest income                            288     1,361     1,649
                                                   -----------------------------
    Total revenue, net of interest expense            2,509     1,370     3,879

Provision for credit losses                           1,013      (674)      339

Salaries and employee benefits                        1,132       (54)    1,078
Occupancy expense                                       172                 172
Equipment expense                                       155                 155
Outside service fees and processing                     375                 375
Marketing and development                               245                 245
Telecommunications                                       96                  98
Other intangible amortization                           317      (284)       33
Goodwill amortization                                    18                  18
Other                                                   768       325       443
                                                   -----------------------------
    Total noninterest expense before merger-
     related and restructuring charges                3,278      (663)    2,615
Merger-related and restructuring charges                229      (233)       (4)
                                                   -----------------------------
    Total noninterest expense                         3,507       896     2,611


Income (loss) before income taxes and cumulative
    effect of change in accounting principle         (2,011)    2,940       929
Applicable income taxes (benefit)                      (742)    1,027       285
                                                   -----------------------------
Income (loss) before cumulative effect of change
    in accounting principle                          (1,269)    1,913       644
Cumulative effect of a change in accounting
    principle, net of tax                                 -         -         -
                                                   -----------------------------
Net income (loss)                                  $ (1,269)    1,913   $   644
                                                   =============================
Net income (loss) attributable to common
    stockholders' equity                           $ (1,272)
                                                   ========

Earnings (loss) per share before cumulative effect
    of change in accounting principle:
    Basic                                          $  (1.11)  $  1.66   $  0.55
    Diluted (1)                                    $  (1.11)  $  1.66   $  0.55
Earnings (loss) per share:
    Basic                                          $  (1.11)  $  1.66   $  0.55
    Diluted (1)                                    $  (1.11)  $  1.66   $  0.55
Average common shares outstanding (millions):
    Basic                                             1,153
    Diluted (1)                                       1,153

(1) Common equivalent shares have been excluded from the computation of diluted loss per share in the second and fourth quarters of 2000 as the effect would be antidilutive.

Note: For significant item adjustments by Line of Business, please refer to the second quarter 2000 earnings press release dated July 19, 2000.

                 SIGNIFICANT ITEMS IN THE 2000 SECOND QUARTER
                         LINE OF BUSINESS INFORMATION
BANK ONE CORPORATION and Subsidiaries

                                                                2Q00
                                  2Q01      -------------------------------------------    2Q01 Reported vs.      2Q01 Reported vs.
($ millions)                    Reported       Reported      Adjustments       Adjusted      2Q00 Reported          2Q00 Adjusted
                                --------       --------      -----------       --------      -------------          -------------
-----------------------------------------------------------------------------------------------------------------------------------
Consolidated
------------

Net Interest Income               $3,243        $ 3,397          $    (9)       $ 3,406        $  (154)      -5%    $  (163)    -5%
Noninterest Income                 1,509            (18)          (1,361)         1,343          1,527      N/M         166     12%
Provision for Credit Losses        1,415          1,848              674          1,174           (433)     -23%        241     21%
Noninterest Expense                2,306          3,507              896          2,611         (1,201)     -34%       (305)   -12%
Net Income (Loss)                    708         (1,269)          (1,913)           644          1,977      N/M          64     10%
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Retail
------

Net Interest Income               $1,236        $ 1,196          $    (9)       $ 1,205        $    40        3%    $    31      3%
Noninterest Income                   359            (95)            (425)           330            454      N/M          29      9%
Provision for Credit Losses          201            132               11            121             69       52%         80     66%
Noninterest Expense                  890          1,097               73          1,024           (207)     -19%       (134)   -13%
Net Income (Loss)                    322            (81)            (328)           247            403      N/M          75     30%
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Commercial Banking
------------------

Net Interest Income               $  660        $   694          $     -        $   694        $   (34)      -5%    $   (34)    -5%
Noninterest Income                   392            312              (44)           356             80       26%         36     10%
Provision for Credit Losses          239            778              628            150           (539)     -69%         89     59%
Noninterest Expense                  544            564                1            563            (20)      -4%        (19)    -3%
Net Income (Loss)                    167           (213)            (427)           214            380      N/M         (47)   -22%
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
First USA
---------

Net Interest Income               $1,458        $ 1,451          $     -        $ 1,451        $     7        0%    $     7      0%
Noninterest Income                   336           (153)            (460)           307            489      N/M          29      9%
Provision for Credit Losses          962            935               35            900             27        3%         62      7%
Noninterest Expense                  522            961              282            679           (439)     -46%       (157)   -23%
Net Income (Loss)                    193           (379)            (492)           113            572      N/M          80     71%
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Investment Management
---------------------

Net Interest Income               $  107        $   101                -        $   101        $     6        6%    $     6      6%
Noninterest Income                   308            288                -            288             20        7%         20      7%
Provision for Credit Losses           13              2                -              2             11       N/M         11    N/M
Noninterest Expense                  268            272                9            263             (4)      -1%          5      2%
Net Income (Loss)                     83             73               (6)            79             10       14%          4      5%
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Corporate Investments
---------------------

Net Interest Income               $   28        $    30                -        $    30        $    (2)      -7%    $    (2)    -7%
Noninterest Income                    (1)            52                -             52            (53)     N/M         (53)   N/M
Provision for Credit Losses            -              1                -              1             (1)    -100%         (1)  -100%
Noninterest Expense                   19             31                -             31            (12)     -39%        (12)   -39%
Net Income (Loss)                     30             61                -             61            (31)     -51%        (31)   -51%
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Corporate / Unallocated
-----------------------

Net Interest Income               $ (246)       $   (75)               -        $   (75)       $  (171)     N/M     $  (171)   N/M
Noninterest Income                   115           (422)            (432)            10            537      N/M         105    N/M
Provision for Credit Losses            -              -                -              -              -        0%          -      0%
Noninterest Expense                   63            582              531             51           (519)     -89%         12     24%
Net Income (Loss)                    (87)          (730)            (660)           (70)           643       88%        (17)   -24%

------------------------------------------------------------------------------------------------------------------------------------